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                                                                   Exhibit 10.77

                                FIFTH LEASE AMENDMENT

     THIS FIFTH LEASE AMENDMENT ("AMENDMENT") is dated as of _____________, 2006 by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("LANDLORD") and ROCKFORD CORPORATION, an Arizona corporation ("TENANT").

                                    RECITALS

     A. Tenant and Robert Grooters Development Company, as Managing Agent for 3056 Walker Ridge Drive, L.C. ("ORIGINAL LANDLORD") entered into that certain Lease and Addendum to Lease dated as of September 26, 2003 (the" ORIGINAL LEASE") with respect to certain premises containing approximately 162,875 square feet (the "PREMISES") constituting a portion of the building commonly know as 3056 Walker Ridge Drive, Walker, Michigan (the "BUILDING").

     B. The Original Lease was amended by: (i) that certain First Amendment to Lease dated as of March 23, 2004 (the "FIRST AMENDMENT"), (ii) that certain Second Amendment to Lease dated as of June 23, 2004 (the "SECOND AMENDMENT"),
(iii) that certain Third Amendment to Lease dated as of November 10, 2004 (the "THIRD AMENDMENT"), (iv) that certain Letter dated August 19, 2005 (the "WAIVER LETTER"), and (v) that certain Fourth Amendment to Lease dated as of December 14, 2005 (the "FOURTH AMENDMENT"). The Original Lease and the First Amendment, Second Amendment, Third Amendment, Waiver Letter and Fourth Amendment are hereinafter collectively referred to as the "LEASE".

     C. Landlord is the successor to Original Landlord's interest in the Lease.

     D. Landlord and Tenant have decided that it is in their mutual best interest to cancel and terminate the Lease, as to that portion of the Premises containing approximately 80,000 square feet of space and shown as crosshatched on Exhibit A attached hereto and incorporated herein by this reference (the "RELEASE PARCEL"), subject to the terms and conditions set form herein.

     E. Landlord and Tenant acknowledge that the Lease shall continue in full force and effect as to the remaining approximately 82,875 square feet of space in the Premises, also as shown on Exhibit A (the "REMAINDER PARCEL"), subject to the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

     2. Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

     3. Effective Date. The effective date of this Fifth Lease Amendment (the "EFFECTIVE DATE") shall be July 1, 2007.


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     4. Partial Termination.

          A. Landlord and Tenant agree that the Lease, as to the Release Parcel only, shall be canceled and terminated effective as of the Effective Date as if said date were the expiration date (including any and all periods by which the term of the Lease could be extended at the option of either party) originally set forth therein, and on the Effective Date the Lease, as to the Release Parcel only, and each and all the covenants, undertakings, duties and obligations arising thereunder or otherwise as a consequence of the landlord-tenant relationship between the parties, as to the Release Parcel only, shall be deemed null and void and of no further force and effect, and neither of the parties shall have any rights or obligations as against the other with respect to the Release Parcel, except for the payment of Base Rent and Additional Rent accruing prior to the Effective Date.

          B. Tenant hereby surrenders, remises and quit claims to Landlord, its successors and assigns, forever, all of Tenant's right, title and interest as lessee under the Lease in and to the Release Parcel, TO HAVE AND TO HOLD THE SAME UNTO LANDLORD, its successors and assigns, forever, from and after the Effective Date.

          C. Landlord and Tenant each shall remain primarily and fully liable for the fulfillment of all of their respective obligations and duties under the Lease with respect to the Release Parcel from the date hereof through the Effective Date.

          D. Tenant agrees that it will surrender the Release Parcel to Landlord in good order and condition, subject to normal wear and tear, and in "broom clean" condition, on the Effective Date.

     5. Amendment. As of the Effective Date, the Lease shall be and hereby is amended as follows:

          A. Premises. Landlord and Tenant hereby acknowledge that, for all purposes relating to the Lease, after the deletion of the Release Parcel, the entire Premises leased by Tenant shall include only the Remainder Parcel, consisting of approximately 82,875 rentable square feet. Landlord and Tenant agree that the Lease shall continue in full force and effect as to the Remainder Parcel, subject to the amendments set forth herein, and Landlord and Tenant each shall remain primarily and fully liable for the fulfillment of all of their respective obligations and duties under the Lease with respect to the Remainder Parcel. From and after the Effective Date, all references in the Lease to the "Premises" or "Leased Premises" shall be deemed to refer to the Remainder Parcel only.

          B. Base Rent. Commencing with the Effective Date and continuing throughout the remainder of the Lease Term, the Base Rent payable pursuant to Section 3 of the Lease shall be the following:


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
         PERIOD                ANNUAL BASE RENT   MONTHLY BASE RENT
         ------                ----------------   -----------------
July 1, 2007 - June 30, 2008      $359,691.25         $29,974.27

July 1, 2008 - June 30, 2009      $339,691.25         $28,307.60

          C. Additional Rent. Commencing with the Effective Date and continuing throughout the remainder of the Lease Term, "Leesee's Proportionate Share" as defined in Section 3 of the Lease, shall be 24.73%.

          D. Parking. Section 6 of the Lease shall be deleted and replaced with the following:

          "Lessee, its employees, agents and invitees, shall have the non-exclusive right to use twenty (20) automobile parking spaces at the Building, in the location shown on Exhibit B attached hereto."

          E. Utilities. Section 16 of the Lease shall be amended to provide that, commencing on the Effective Date and continuing throughout the remainder of the Lease Term, Tenant shall only be responsible for payment of utilities for the Remainder Parcel.

     6. Condition of Premises. Tenant acknowledges that it is familiar with the Premises and that, except as set forth below, Tenant shall accept the Remainder Parcel in "as is" condition and that, except as set forth below, no promises of Landlord to alter, remodel, decorate, clean or improve the Remainder Parcel and no representation respecting the condition of the Remainder Parcel has been made by Landlord to Tenant. Notwithstanding the foregoing, Landlord shall, subject to Landlord's receipt of Tenant's Contribution (as hereinafter defined), on or prior to the Effective Date, demise the Remainder Parcel from the Release Parcel in a manner reasonably acceptable to Tenant

     7. Security Deposit. Commencing on ____________________, 2006 [Note - this will be the same date that the Tenant's Contribution is due pursuant to Section 8 below], Section 4 of the Lease shall be amended to provide that the Security Deposit shall be reduced from $44,000.00 to $22,392.00. Landlord shall refund the excess Security Deposit, in the amount of $21,608.00, to Tenant.

     8. Tenant's Contribution. As a condition precedent to the effectiveness of this Amendment, Tenant shall, no later than _________________, 2006 [Note - this will be the same date that the Landlord refunds the excess Security Deposit to Tenant pursuant to Section 7 above], deposit the amount of $30,000.00 (the "TENANT'S CONTRIBUTION") with Landlord, representing the Tenant's contribution toward the Landlord's costs and expenses related to leasing the Release Parcel to a third party tenant and demising the Remainder Parcel from the Release Parcel.

     9. [Intentionally Deleted.]


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     10. Use/Compliance. During the term of the Lease, if Tenant's processes or the type of product being manufactured or stored by Tenant in the Premises does not meet applicable municipal codes and requirements, the cost of any improvements or modifications required to the Premises in order to bring the Premises into compliance with all applicable municipal codes and requirements shall be performed in a timely manner at Tenant's sole cost and expense and otherwise in accordance with the terms and provisions of the Lease.

     11. No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

     12. No Default. Tenant acknowledges that the Lease is in full force and effect and that there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default thereunder. Landlord acknowledges that, to its actual knowledge, Tenant is not in default under any of the terms of the Lease.

     13. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     14. Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

     15. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Michigan.

     16. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

     18. Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

     19. No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.


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     20. Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

     21. Facsimile Signatures. The parties hereto agree that the use of facsimile signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

     22. No Commissions. The parties hereto acknowledge and agree that no real estate brokerage commission or finder's fee shall be payable by Landlord in connection with this Amendment. In the event that Tenant has contracted with a real estate broker, Tenant shall be solely responsible for the payment of such broker's commissions and Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all claims of said broker.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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                   [SIGNATURE PAGE TO FIFTH LEASE AMENDMENT.]

     WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

LANDLORD:                               TENANT:

CENTERPOINT PROPERTIES TRUST, a         ROCKFORD CORPORATION, an Arizona
Maryland real estate investment trust   corporation


By: /s/ Illegible                       By: /s/ Illegible
    ---------------------------------       ------------------------------------
Its:                                    Its: CFO
     --------------------------------   Name: Illegible
Name:
      -------------------------------


By: /s/ Michael Tortorici
    ---------------------------------
Its: Michael Tortorici
Name: Vice President, Treasurer


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                                    EXHIBIT A
                                 ROCKFORD CORP.
                                 FIFTH AMENDMENT

                                     (LOGO)

                                  (FLOOR PLAN)

                             3056 WALKER RIDGE DRIVE
                               335,125 SQUARE FEET